SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2013

American Sands Energy Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4760 South Highland Drive, Suite 341, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 699-3966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the meeting of the Board of Directors immediately following the Annual Meeting disclosed below in Item 5.07, William C. Gibbs was reappointed as Chairman and Chief Executive Officer, Daniel F. Carlson was reappointed as Chief Financial Officer, and Robin L. Gereluk was reappointed as Chief Operating Officer. No changes were made to the committee assignments.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 4, 2013, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were: (i) the re-election of William C. Gibbs, Daniel F. Carlson, Edward P. Mooney, Gayle McKeachnie, Justin Swift, and Mark F. Lindsey as directors, and (ii) the ratification of the appointment of Tanner LLC as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2014. There were no abstentions or broker non-votes for either matter voted upon at the Annual Meeting.

Each of the nominees for director was reelected at the Annual Meeting and the results of the voting for the members of the Board of Directors are set forth below:

Nominees	Votes For	Withheld
William C. Gibbs	10,300,34	0
Daniel F. Carlson	10,300,34	0
Edward P. Mooney	10,300,34	0
Gayle McKeachnie	10,300,34	0
Justin Swift	10,300,34	0
Mark F. Lindsey	10,300,34	0

The proposal to ratify the appointment of Tanner LLC as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2014, was approved. The results of the voting were as follows:

Votes For	Votes Against	Abstain
10,300,34	0	0

Item 8.01 Other Events

On September 4, 2013, the Board of Directors set the date for the 2014 Annual Shareholders’ Meeting for September 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Sands Energy Corp.

Date: September 5, 2013	By /s/ William C. Gibbs
William C. Gibbs, Chief Executive Officer